Exhibit p-1


                          CODE OF ETHICS CERTIFICATION


I hereby certify that:

         -        I have read and understand the Code;

         -        I am subject to the Code;

         -        I  have   complied  and  will  continue  to  comply  with  the
                  requirements of the Code; and

         - I have disclosed and will continue to disclose all personal securities transactions required to be disclosed pursuant to the Code.



                                         ---------------------------------------
                                                        (Signature)


                                         ---------------------------------------
                                                        (Print Name)


                                         ---------------------------------------
                                                           (Date)

                              ALGER CODE OF ETHICS


                           I. PURPOSE AND CONSTRUCTION

         This Code of Ethics (the "Code") is adopted by Fred Alger Management, Inc. ("Alger Management"), Fred Alger & Company, Incorporated ("Alger & Company"), Alger Shareholder Services, Inc. ("Shareholder Services") and each investment company for which Alger Management serves as investment adviser (individually referred to as a "Fund" and collectively referred to as the "Funds"). This Code establishes procedures designed:

                  (1) to prevent and detect violations of certain provisions of the Investment Company Act of 1940, as amended (the "1940 Act"), the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and the rules and regulations thereunder;

                  (2) to ensure that Access Persons comply with their fiduciary obligations to the Funds; and

                  (3)  to  prevent   Access   Persons  with  access  to  certain
         information from engaging in investment activities that might be harmful to the interests of the Funds or that might enable Access Persons to profit illicitly from their relationship with Alger Management and the Funds.

                                 II. DEFINITIONS

         A. "ACCESS PERSON" means:

                  (1) any director, trustee or officer of the Funds, Alger Management, Alger & Company or Shareholder Services; and

                  (2) all other employees of Alger Management, Alger & Company, and Shareholder Services.

         B. "ADVISORY PERSON" means:

                  (1)  any  Alger  Management,   Alger  &  Company,  Shareholder
         Services or Fund employee (or any employee of a company in a control relationship with these entities) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of Securities by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

                  (2) any natural person in a control relationship with Alger Management, Alger & Company or a Fund who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of Securities by the Fund.



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


         C. "AFFILIATED PERSON" of another person means:

                  (1) any person directly or indirectly owning, controlling or holding with power to vote five percent (5%) or more of the outstanding voting securities of such other person;

                  (2) any person five percent (5%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such other person;

                  (3) any person directly or indirectly controlling, controlled by or under common control with such other person;

                  (4) any officer, director, partner, co-partner or employee of such other person;

                  (5) should such other person be an investment company, any investment adviser thereof or any member of an advisory board thereof; or

                  (6) should such other person be an unincorporated investment company not having a board of directors, the depositor thereof.

         D. "BENEFICIAL OWNERSHIP" shall be determined in accordance with the definition of "beneficial owner" set forth in Rule 16a-1(a)(2) of the 1934 Act, I.E., a person must have a "direct or indirect pecuniary interest" to have "Beneficial Ownership." Although the following list is not exhaustive, under the Rule and this Code a person generally would be regarded to be the beneficial owner of the following securities:

                  (1) securities held in the person's own name;

                  (2) securities held with another in joint tenancy, community property or other joint ownership;

                  (3) securities held by a bank or broker as nominee or custodian on such person's behalf or pledged as collateral for a loan;

                  (4) securities held by members of the person's immediate family sharing the same household ("immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships);

                  (5) securities held by a relative not residing in the person's home if the person is a custodian, guardian or otherwise has controlling influence over the purchase, sale or voting of such securities;

                  (6) securities held by a trust in which the person is a beneficiary and has or shares the power to make purchase or sale decisions;



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


                  (7) securities held by a trust for which the person serves as a trustee and in which the person has a pecuniary interest (including pecuniary interests by virtue of performance fees and by virtue of holdings by the person's immediate family);

                  (8) securities held by a general partnership or limited partnership in which the person is a general partner;

                  (9) securities  owned by a corporation in which the person has a control position or in which the person has or shares investment control over the portfolio securities (other than a registered investment company);

                  (10) securities in a portfolio giving the person certain performance-related fees; or

                  (11) securities held by another person or entity pursuant to any agreement, understanding, relationship or other arrangement giving the person any direct or indirect pecuniary interest.

         E. "CONTROL" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than twenty-five percent (25%) of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than twenty-five percent (25%) of the voting securities of any company shall be presumed not to control such company. A natural person shall be presumed unable to be subject to control, as defined herein.

         F. "DISINTERESTED FUND DIRECTOR" means a Fund director/trustee who is not an officer, director, trustee or employee of Alger Management or who is not otherwise an "interested person" of such Fund as defined in the 1940 Act,
Section 2(a)(19).

         G. "PERSONAL SECURITIES TRANSACTION" means a transaction in a Security in which an individual has or thereby acquires Beneficial Ownership. A person shall be considered to be "engaging in" or "effecting" a Personal Securities Transaction if such a Security is involved, regardless of whether the transaction is effected by that person or by some other person (such as an immediate family member). However, a person shall not be considered to be "engaging in" or "effecting" a Personal Securities Transaction if such transaction is executed through a pre-established automatic investment plan or dividend reinvestment plan.

         H. "PORTFOLIO MANAGER" means an Alger Management employee entrusted with the direct responsibility and authority to make investment decisions with respect to a Fund.

         I. "PURCHASE OR SALE OF A SECURITY" includes any contract to purchase or sell a Security, such as, for example, the writing of an option to purchase or sell a Security.



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


         J. "SECURITY" has the meaning set forth in the 1940 Act, Section 2(a)(36) (I.E., "any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a 'security,' or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing"), except that it shall not include:

                  (1) direct obligations of the U.S. government;

                  (2)  bankers'  acceptances,   bank  certificates  of  deposit,
         commercial  paper  and  high  quality   short-term  debt   instruments,
         including repurchase agreements; or

                  (3) shares issued by open-end investment companies.

         K. "SECURITY HELD OR TO BE ACQUIRED" means any Security which, within the most recent fifteen (15) days (i) is or has been held by the Fund, (ii) is being considered by the Fund or Alger Management for purchase by the Fund; or
(iii) any option to purchase or sell, and any security convertible into or exchangeable for, any Security that is held or to be acquired by the Fund.

                                III. RESTRICTIONS

         A. NON-DISCLOSURE OF INFORMATION. An Access Person shall not divulge to any person contemplated or completed securities transactions of any Fund, except in the performance of his or her duties, unless such information previously has become a matter of public knowledge.

         B. PROSCRIBED ACTIVITIES. No Access Person shall engage in any activity prohibited by the 1940 Act, Rule 17j-1(a). As a general matter, this provision prohibits Access Persons, in connection with the purchase or sale, directly or indirectly, by the Access Person of a Security Held or to be Acquired by a Fund, from:

                  (1) using any device, scheme or artifice to defraud any Fund;

                  (2) making to any Fund an untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

                  (3) engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon any Fund; or

                  (4) engaging in any manipulative practice with respect to any Fund.



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


The foregoing conduct also may violate other antifraud provisions of the federal securities laws.

         C. PROHIBITION ON TRADING WHILE IN POSSESSION OF MATERIAL NON-PUBLIC INFORMATION. No Access Person may seek any benefit for himself or herself, a Fund, or anyone else from material, non-public information about issuers, whether or not the securities of such issuers are held in Fund portfolios or suitable for inclusion in their portfolios. Any Access Person who believes he or she is in possession of such information should contact a Compliance Officer IMMEDIATELY. This prohibition does not preclude an Access Person from contacting officers and employees of issuers or other investment professionals in seeking information about issuers that is publicly available.

         D. OBLIGATION TO EXERCISE BEST JUDGMENT. An Advisory Person shall act in his or her best judgment in effecting or recommending, or deciding not to effect or recommend, any transaction on behalf of a Fund. An Advisory Person shall not take into consideration his or her personal financial situation in connection with decisions regarding portfolio transactions by or on behalf of a Fund.

         E. GENERAL PRINCIPLES OF PERSONAL INVESTING. No Access Person shall engage in any Personal Securities Transaction that he or she has reason to believe will be detrimental to the best interests of any Fund. When engaging in Personal Securities Transactions, an Access Person shall:

                  (1) place the interests of the Funds and Alger clients' investment accounts first;

                  (2) conduct such transactions in a manner consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or abuse of any such person's position of trust and responsibility as an Access Person; and

                  (3) not take inappropriate advantage of such person's position in relationship to the Funds.

         The types of securities to which this Code applies are set forth in the definition of Security in Section II(J) hereof. Personal Securities Transactions involving the types of instruments excluded from that definition are not subject to the provisions of this Code.

         F. LIMITATIONS ON PERSONAL SECURITIES TRANSACTIONS.

                  (1) LIMITATIONS RELATED TO TIMING OF TRANSACTIONS. The timing of Personal Securities Transactions shall be limited as follows:

                           (a) An  Access  Person  may not  execute  a  Personal
                  Securities Transaction at a time when any Portfolio Manager is considering the purchase or sale of that Security. If the Fund is in the middle of a buying or selling program for that Security, the program must be completed before the Access Person may execute his or her transaction.



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


                           (b) An Access Person may not recommend any Securities
                  transaction by a Fund without having disclosed his or her interest in such Securities or the issuer thereof, including without limitation:

                                    (i) direct or indirect beneficial  ownership
                           of any Securities of the issuer;

                                    (ii) any  position  with the  issuer  or its
                           affiliates; or

                                    (iii)  any  present  or  proposed   business
                           relationship between the issuer or its affiliates and such person or any party in which such person has a significant interest.

                           (c) A Portfolio Manager shall not engage in a Personal Securities Transaction to buy or sell a Security within a period of seven (7) business days before or after a Fund that he or she manages trades in that same Security unless one of the following situations exists:

                                    (i) The Fund  receives a better price on its
                           transaction   made  within  seven  (7)  days  of  the
                           Portfolio Manager's transaction;

                                    (ii)    A    Portfolio     Manager     whose
                           recommendation to purchase or sell a Security by a Fund is overruled by senior management of Alger Management, may purchase or sell that security for his or her own account. If senior management subsequently changes its position regarding that security and decides to purchase or sell the security for a Fund within seven (7) days of the Portfolio Manager's transaction for his or her own account, the Fund's purchase or sale will not require disgorgement by the Portfolio Manager; or

                                    (iii) The Portfolio  Manager can demonstrate
                           that a hardship exists which requires the sale of the security within the prohibited time period.

                           (d) An  Advisory  Person  may  not  profit  from  the
                  purchase and sale, or sale and purchase, of the same (or equivalent) Securities within any sixty (60) day period unless the Security is not held by a Fund and is not eligible for purchase by a Fund. A Compliance Officer will consider exemptions to this prohibition on a case-by-case basis when it is clear that no abuse is involved and the equities of the situation STRONGLY support an exemption.

                           (e)  Any  profits   realized  on  trades  within  the
                  proscribed periods must be disgorged to the appropriate Fund or to charity.

                  (2) INITIAL PUBLIC OFFERINGS. An Advisory Person may not acquire any Securities in an initial public offering.



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


                  (3) PRIVATE PLACEMENT LIMITATIONS. An Advisory Person shall not engage in any Personal Securities Transaction that involves an offering of Securities that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505 or rule 506 (a "private placement"), without the express prior written approval of a Compliance Officer.

                  An Advisory Person who has a Beneficial Ownership interest in any Securities obtained through a private placement must disclose this interest to a Compliance Officer if and when he or she becomes involved in any subsequent consideration of an investment in the securities of the same issuer for any Fund. In such case, the decision to invest in the Securities of such an issuer on behalf of the Fund shall be subject to the review and approval of an Advisory Person appointed by a Compliance Officer who has no personal interest in the issuer.

                  (4)  APPLICATION  TO   DISINTERESTED   FUND   DIRECTORS.   The
         restrictions  on  Personal  Securities  Transactions  set forth in this
         Section III(F) shall not apply to Disinterested Fund Directors.

         G. PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS. All Access Persons must pre-clear their Personal Securities Transactions with a Compliance Officer.

         -  A  Compliance   Officer  must  pre-clear  the  personal   securities
         transactions of all Access Persons with the Portfolio Managers in addition to the trading desk.

         - Any approval will be valid only for the day on which it is granted.

         The pre-clearance requirements set forth in this Section III(G) shall not apply to Disinterested Fund Directors.

         H. COPIES OF BROKERAGE REPORTS. All Access Persons should direct their brokers to supply duplicate copies of all confirmations and periodic statements to a Compliance Officer.

                           IV. REPORTING REQUIREMENTS

         A. INITIAL HOLDING REPORT. No later than ten (10) days after a person becomes an Access Person, he or she shall submit a report to a Compliance Officer containing the following information:

                  (1) the title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect Beneficial Ownership when he or she became an Access Person;

                  (2) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for his or her direct or indirect benefit as of the date he or she became an Access Person; and



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


                  (3) the date on which the report is submitted.

         B. QUARTERLY REPORT. No later than ten (10) days after the end of each calendar quarter, each Access Person shall submit a report containing the following information:

                  (1) with respect to transactions during the quarter in any Security in which he or she had any direct or indirect Beneficial
         Ownership:

                           (a) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Security involved;

                           (b) the nature of the  transaction  (I.E.,  purchase,
                  sale or any other type of acquisition or disposition);

                           (c) the price at which the transaction was effected;

                           (d) the  name of the  broker-dealer  or bank  with or
                  through whom the transaction was effected; and

                           (e) the date on which the report is submitted.

                  (2) with respect to any account established by the Access Person in which any securities were held during the quarter for his or her direct or indirect benefit:

                           (a) the name of the  broker-dealer  or bank with whom
                  the account was established;

                           (b) the date the account was established; and

                           (c) the date on which the report is submitted.

         C. ANNUAL HOLDING REPORTS. Each Access Person shall submit an annual report to a Compliance Officer containing the following information, which must be current as of a date no more than thirty (30) days before the report is submitted:

                  (1) the title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect Beneficial Ownership;

                  (2) the name of any broker-dealer or bank with whom the Access Person maintains an account in which any securities are held for his or her direct or indirect benefit; and

                  (3) the date on which the report is submitted.



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


         D. LIMITATIONS ON REPORTING REQUIREMENTS. No one shall be required to make a report under this Article IV:

                  (1) with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control;

                  (2) if such a person is a Disinterested Fund Director, EXCEPT that such Disinterested Fund Director shall file a quarterly report pursuant to Section IV(B) hereof in an instance where such director knew or, in the ordinary course of fulfilling his or her official duties as a director of a Fund, should have known that during the fifteen (15) day period immediately before or after the date of the transaction in a Security by the director, a Fund purchased or sold the Security or such purchase or sale by a Fund was considered by the Fund or Alger Management; or

                  (3) with  respect to  quarterly  transaction  reports  only, a report would duplicate information contained in broker trade confirmations or account statements received by a Compliance Officer, provided that all of the information required to be included in the quarterly report must be contained in the broker trade confirmations or account statements, or in the records of the Funds, Alger Management, Alger & Company, or Shareholder Services.

         E. FILING OF REPORTS. All reports prepared pursuant to this Article IV shall be filed with a Compliance Officer, except that reports relating to a Compliance Officer, or to any individual designated by a Compliance Officer to review reports prepared pursuant to this Article IV, shall be filed with the Executive Vice President of Alger Management.

         F. ANNUAL REPORT TO BOARDS OF DIRECTORS. The Funds, Alger Management, Alger & Company and Shareholder Services must furnish to the Funds' Board of Directors/Trustees an annual report that:

                  (1) describes any issues arising under the Code of Ethics and procedures since the last report to the Board of Directors/Trustees, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

                  (2) certifies that the Funds, Alger Management, Alger & Company and Shareholder Services have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.


                                  V. SANCTIONS

         Upon discovering that an Access Person has not complied with the requirements of this Code, the Board of Directors/Trustees of Alger Management, Alger & Company, Shareholder Services or of any Fund may impose on that person whatever sanctions the Board deems appropriate, including, among other things, censure, suspension or termination of employment.



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


                           VI. GIFTS AND DIRECTORSHIPS

         A. GIFTS. No Access Person may accept any gift or other thing of more than DE MINIMIS value from any person or entity that does business with Alger Management, Alger & Company, or Shareholder Services with respect to any Fund.

         B. SERVICE AS DIRECTOR. Access Persons must obtain prior authorization of a Compliance Officer to serve on the board of directors of a publicly traded company. Such authorization will be based on a determination that the board service would be consistent with the interests of the Funds and their shareholders. Should any Access Person receive such authorization, any transaction by any Fund involving the securities of any such publicly traded company while such Access Person is serving as a director will be required to be approved in advance, in writing, by a Compliance Officer.

         C. APPLICATION TO DISINTERESTED FUND DIRECTORS. The restrictions set forth in Sections VI(A) and (B) above shall not apply to Disinterested Fund Directors.

                          VII. MISCELLANEOUS PROVISIONS

         A. IDENTIFICATION OF CODE OF ETHICS CLASSIFICATIONS. Alger Management shall identify all Advisory Persons and Portfolio Managers and inform them of such classification under the Code.

         B. MAINTENANCE OF RECORDS. Alger Management shall, on its own behalf and on behalf of the Funds and Alger & Company, maintain and make available records with respect to the implementation of the Code in the manner and for the time required by the federal securities laws, including without limitation, the 1940 Act, Rule 17j-1(d).

         C. ANNUAL CERTIFICATION OF COMPLIANCE. All Access Persons shall sign a certificate to be presented to the Adviser each calendar year certifying that:

         o        they have read and understood the Code;

         o        they are subject to the Code;

         o        they have complied with the requirements of the Code; and

         o they have disclosed all Personal Securities Transactions required to be disclosed under the Code.

         D. CONFIDENTIALITY. All information obtained from any Access Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

         E. OTHER LAWS, RULES AND STATEMENTS OF POLICY. Nothing contained in this Code shall be interpreted as relieving any Access Person from acting in accordance with the provisions of any applicable law, rule or regulation or any other statement of policy or procedure adopted by Alger Management, Alger & Company, Shareholder Services or a Fund governing the conduct of such person.

         EFFECTIVE DATE.  The effective date of this Code shall be May 9, 2000.






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